SHARED TECHNOLOGIES FAIRCHILD SERVED WITH SHAREHOLDER ACTION IN DELAWARE



WETHERSFIELD, CONNECTICUT, August 1, 1997--Shared Technologies Fairchild Inc. announced that yesterday it was served with a purported shareholder class action complaint in an action commenced in the Delaware Chancery Court in New Castle County. Shared Technologies and its directors are named as defendants. The complaint seeks injunctive relief, costs and attorneys' fees with respect to the proposed merger of Shared Technologies and Tel-Save Holdings, Inc. which was announced on July 17, 1997. Shared Technologies believes that the suit is without merit and intends to defend it vigorously.

Company contact:
Anthony D. Autorino
Chairman and Chief Executive Officer
(860) 258-2400